Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (2) THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSACTION IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NO TRANSFER OF ANY INTEREST IN THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS NOTE TO THE COMPANY OR ITS TRANSFER AGENT.

PEAK BIO, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$	July , 2024

FOR VALUE RECEIVED, Peak Bio, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of       (together with his, her, or its permitted successors and assigns, hereinafter referred to as the “Investor” or “Lender”), the principal sum of [          ] ($    ) (the “Principal”) together with interest thereon from the date of this note (this “Note”). This Note is issued together with other Secured Convertible Promissory Notes dated May 28, 2024, issued by the Company with Investors listed in Exhibit B. Interest shall accrue on the unpaid principal balance of this Note at a rate equal to ten percent (10%) per annum.

1. Payment. All payments will be made in lawful money of the United States of America by same day wire transfer of immediately available funds to an account designated by Investor in writing to the Company at least five (5) business days prior to the date of any payment. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The principal and interest may not be prepaid by the Company.

2. Maturity Date. The aggregate unpaid principal amount of this Note, plus all accrued and unpaid total interest thereon, shall be due and payable on December 18, 2024 (the “Maturity Date”).

3. Security Interest. This Note is executed and delivered together with a Security Agreement substantially in the form attached hereto as Exhibit A between the Company and the Lender which upon completion of a business combination the lien is automatically removed on or before December 18, 2024 or by mutual agreement of the Company and Investors.

4. Automatic Conversion Upon a Business Combination.

(a) If a Business Combination occurs while this Note is outstanding, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert into Common Stock immediately prior to the closing of the Business Combination at the Conversion Price.

(b) No fractional shares shall be issued upon conversion of this Note. The number of shares to be issued to the Investor upon conversion of this Note shall be rounded up to the nearest whole share. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(c) In the event of a Business Combination, the Company will provide the Investor (and on request, its legal advisor) with notice at the address(es) provided on the signature page hereto (or such other address provided by the Investor in writing) specifying the date on which any such Business Combination is expected to occur.

5. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Business Combination” means any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock of the Company is converted into or exchanged for securities of another entity (the “Surviving Company”) that are traded on a Public Exchange (the “Surviving Company Securities”).

“Conversion Price” means the price per share for the Company’s Common Stock determined by reference to the purchase price payable in connection with such Business Combination, multiplied by the Discount Rate, where the price per share of the Common Stock is determined by reference to the 30-day volume weighted average price of the Surviving Company Securities on the Public Exchange immediately prior to conversion and the exchange ratio (the “Exchange Ratio”) used in the Business Combination.

“Discount Rate” means 50%.

“Public Exchange” means the Nasdaq Stock Market, the New York Stock Exchange or another public exchange or marketplace approved by the Company’s Board of Directors.

“Closing Date” means the purchase, sale and issuance of the Notes which shall take place on the date this Note Agreement is accepted by Peak.

6. Events of Default and Remedies. If any of the following events (each, an “Event of Default”) occurs: (a) the outstanding principal amount of the Note is not paid by the Maturity Date, and such default continues unremedied for a period of 10 calendar days; (b) any failure by the Company to perform any of its obligations under this Note or the Security Agreement, and such default continues unremedied for a period of 30 calendar days; or (c) the occurrence of any of the following: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of any petition or the commencement of any proceeding by or against the Company or any guarantor for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (iii) any action initiating the dissolution, liquidation, winding-up or termination of the Company; or (iv) the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for the Company or any guarantor or for any of its property, then: (I) in an Event of Default described in Sections (a) and (b) above, and at any time thereafter during the continuance of such event, the Lender may by notice to the Company declare the principal amount then outstanding under this Note to be forthwith due and payable in whole or in part, whereupon the principal amount so declared to be due and payable shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding; and (II) in any event with respect to an Event of Default described in Section (c) above, the principal amount of the Note then outstanding and all other liabilities of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. If any action or proceeding is brought by the Lender to collect or enforce payment of this Note, then the Company shall pay to the Lender any reasonable attorneys’ fees and other reasonable costs and expenses incurred in connection with such collection or enforcement.

7. Waivers; Amendments. Any provision of this Note and the Security Agreement may be amended, waived or modified by written, mutual consent of the Parties, provided that with respect to (A) the principal and interest of a Note may not be amended, waived or modified in this manner, (B) the consent of the Lender and each of the Lenders under such Notes must be solicited (even if not obtained), and (C) such amendment, waiver or modification treats all such Lenders in the same manner. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property, if any, at any and all times which Lender had or is existing as security for any amount called for hereunder.

8. Assignment; Successors and Assigns. This Note and the obligations hereunder may not be assigned by the Company without the prior written consent of the Lender, which shall not be unreasonably withheld. Any reference to the Lender hereof shall be deemed to include the successors and assigns of such Lender, and all covenants, promises, and agreements by or on behalf of the Company that are contained in this Note shall bind and inure to the benefit of the successors and assigns of the Lender and to any future holders of this Note, whether or not such persons expressly become parties hereto or thereto.

9. Modification or Discharge. This Note shall not be modified or discharged (other than by payment or as required by law) except by a writing duly executed by the Company and the Lender.

10. Controlling Law. This Note and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

11. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE. THE COMPANY ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE LENDER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL. THE COMPANY AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION WITHOUT A JURY. THIS WAIVER OF JURY TRIAL IS A MATERIAL PART OF THE CONSIDERATION FOR THE LOAN EVIDENCED BY THIS NOTE.

12. Issuance of Notes. Subject to acceptance by Peak, and to the terms and conditions of this Senior Secured Convertible Promissory Note, each Investor agrees to purchase from Peak, a Note having the principal amount indicated on Exhibit B hereto (the “Purchase Price”)

13. Closing; Delivery. The purchase, sale and issuance of the Notes shall take place at a closing (the “Closing”) to be held on the date of this Convertible Note Agreement is accepted by Peak (the “Closing Date”). Peak may sell additional Senior Secured Convertible Notes to such persons or entities as determined by Peak up to an aggregate principal of $3,250,000. At the Closing, the Company will deliver to each Investor in such Closing a Note in such Investor’s name representing the Purchase Price set forth on Exhibit B against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on Exhibit B, by (i) wire transfer in accordance with the Company’s instructions, or (ii) cancellation of indebtedness. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be an “Investor” for purposes of this Note Agreement, and any notes so acquired by such additional Investor shall be deemed to be “Notes.” At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the purchase as contemplated by the Senior Secured Convertible Notes.

14. Each Note Holder hereby represents, warrants and confirms to the Company that (i) he, she or it is the sole owner of all right, title and interest in and to the Note corresponding to the amounts shown on Exhibit B.

15. Representations and Warranties of Peak. Peak represents and warrants to each Investor that:

(a) Peak was duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Peak has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this.

(b) The execution, delivery and performance by Peak of this Convertible Note Agreement (i) are within the power and authority of Peak and (ii) have been duly authorized by all necessary actions on the part of Peak.

(c) Each of this Convertible Note Agreement and the Notes to be executed by Peak has been, or will be, duly and validly executed and delivered by Peak and constitutes, or will constitute, a legal, valid and binding obligation of Peak, enforceable against Peak in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) The issuance and sale by Peak of the Notes pursuant to this Convertible Note Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Peak or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Peak or any of its subsidiaries is a party or by which Peak or any of its subsidiaries is bound or to which any of the property or assets of Peak is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Peak and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially and adversely affect the validity of the Notes or the legal authority of Peak to comply in all material respects with its obligations under this Convertible Note or the Notes; (ii) result in any violation of the provisions of the organizational documents of Peak; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Peak or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the validity of the Notes or the legal authority of Peak to comply in all material respects with its obligations under this Note Agreement.

(e) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by Peak with the U.S. Securities and Exchange Commission (the “SEC”) since January 28, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder (except for Peak’s failure to timely file its Annual Report on Form 10-K for the year ended 2022, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, its Annual Report on Form 10-K for the year ended 2023, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024). None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither any correction, amendment or restatement of Peak’s financial statements due to the SEC Statement, Redeemable Share Classification Changes or to other accounting matters related to initial public offering securities or expenses, nor any changes in accounting or disclosure related thereto, shall be deemed to be a breach of any representation or warranty by Peak.

(f) Peak is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Notes pursuant to this Note Agreement, other than (i) filings with the SEC, (ii) in connection with or as a result of the SEC Statement or Redeemable Share Classification Changes, (iii) filings required by applicable state securities laws, (iv) the filings required in accordance with Section 21 of this Note Agreement; (v) those required by the New York Stock Exchange, Nasdaq or other securities exchange, as applicable, including with respect to obtaining approval of Peak’s stockholders, (vi) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, Peak has not received any written communication from a governmental authority that alleges that Peak is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 16 of this Note Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Notes by Peak to the Investor.

(i) Neither Peak nor any person acting on its behalf has offered or sold the Notes by any form of general solicitation or general advertising in violation of the Securities Act.

16. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to Peak upon the acquisition of a Note as follows:

(a) The Investor meets the definition of an “accredited investor” as that term is defined in Regulation D

(b) The Investor acknowledges and agrees that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Notes have not been registered under the Securities Act and that Peak is not required to register the Notes. The Investor acknowledges and agrees that the Notes may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Peak or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Notes shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Notes will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. The Investor acknowledges and agrees that the Notes will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Notes. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Notes.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Notes from Peak. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Peak, or any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Peak expressly set forth in Section 15 of this Note Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Notes, including the business of Peak and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Peak’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Notes.

(e) The Investor became aware of this offering of the Notes solely by means of direct contact between the Investor and Peak, Peak or a representative of Peak, and the Notes were offered to the Investor solely by direct contact between the Investor and Peak or a representative of Peak. The Investor did not become aware of this offering of the Notes, nor were the Notes offered to the Investor, by any other means. The Investor acknowledges that the Notes (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that there have not been, and the Investor hereby agrees that it is not relying upon, and has not relied upon, any statement, covenant, agreement, representation or warranty made by any person, firm or corporation (including, without limitation, Peak, Peak, any of their respective affiliates or any control persons, officers, directors, employees, agents, representatives, legal counsel, financial advisors or accountants of any of the foregoing), other than the representations and warranties of Peak contained in Section 2 of this Convertible Note Agreement, in making its investment or decision to invest in Peak.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Notes, including those set forth in Peak’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Convertible Note Agreement, and that Peak has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Note Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Notes and determined that the Notes are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Peak. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Notes, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Peak in Section 15.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Notes or made any findings or determination as to the fairness of this investment.

(j) If the Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Note Agreement.

(k) The execution, delivery and performance by the Investor of this Convertible Note Agreement, the purchase of the Notes hereunder, the compliance by the Investor with all of the provisions of this Convertible Note Agreement and the consummation of the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach, violation or default, conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (a) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, (b) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or undertaking, to which the Investor is a party, by which the Investor is bound or to which any of the property or assets of the Investor is subject, and (c) if the Investor is not an individual, the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Convertible Note Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Convertible Note Agreement constitutes the valid and binding agreement of Peak, this Convertible Note Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) Neither the Investor nor, if the Investor is not an individual, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Notes were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Peak nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Notes, and Peak is not the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Notes; and (B) its purchase of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) The Investor is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244).

(o) The Investor acknowledges that Peak continues to review the SEC Statement, Redeemable Share Classification Changes and their respective implications, including on the financial statements and other information included in its SEC Reports, and any restatement, revision or other modification of the SEC Reports relating to or arising from such review, any subsequent related agreements or any other guidance from the Staff of the SEC with respect to the SEC Statement or Redeemable Share Classification Changes shall be deemed not material for purposes of this Note Agreement.

(p) The Investors acknowledges other than the fees Peak is paying to Paulson Investment Company, LLC (the “Placement Agent”), Peak is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Notes. Peak has agreed to compensate the Placement Agent as follows: (i) a cash fee at Closing equal to 8% of the gross proceeds received by Peak from qualified Investors from each Closing; (ii) a cash fee related to any qualified investor that converts such Investor’s previously issued convertible notes received on or about May 28, 2024 (the “Existing Secured Convertible Notes”) into the Notes equal to 8% (provided, however, that no such cash fees will be due with respect to any Notes and any Existing Secured Convertible Notes issued to Dr. Hoyoung Huh and/or his affiliates (“Dr. Huh”)); (iii) shares of restricted stock of the Company equal to (A) 4% of the total number of shares of Common Stock received upon conversion of the Notes issued for new capital (excluding Dr. Huh).

17. No Hedging. Each Investor hereby agrees that neither it, its controlled affiliates, nor any person or entity acting on its or its controlled affiliates’ behalf or pursuant to any understanding with it, (i) shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) (“Short Sales”) or engage in other hedging transactions of any kind with respect to the Notes or the capital stock of Peak or execute Short Sales or engage in any other hedging transactions or the purchase or sale of the capital stock or other securities of a prospective Surviving Corporation (as defined in the Note) in a manner affecting the Conversion Price (as defined in the Note), during the period from the date of this Convertible Note through the date of the earlier of (i) the conversion of the Notes into capital stock of Peak, and (ii) the Maturity Date (as defined in the Notes). Nothing in this Section 4 shall prohibit (x) any other investment portfolios or departments or groups of Investor that have no knowledge of this Convertible Note or of the Investor’s participation in this transaction from entering into any short sales or engaging in other hedging transactions or (y) any portfolio company or third-party investment manager engaged by Investor that may engage in any short sales or hedging transactions on Investor’s behalf, if such portfolio company or third-party investment manager has not been directed or instructed to engage in short sales or hedging transactions with respect to the Notes or capital stock of Peak by the Investor or any of the persons that are subject to the foregoing.

18. Registration Rights. Upon Peak’s next equity financing after the date hereof (the “Next Financing”) in which Peak provides future investors with registration rights, Peak will provide substantially equivalent registration rights to the Investors with respect to the shares of Common Stock into which the Notes and outstanding warrants are convertible, subject to such Investor’s execution of any documents executed by the investors purchasing securities in the Next Financing.

19. Miscellaneous.

(a) Any provision of this Convertible Note agreement may be amended, waived or modified only upon the written consent of Peak and Investors holding more than 50% of the aggregate outstanding principal amount of all Notes outstanding on the date of such amendment, waiver or modification; provided, however, that no such amendment, waiver or modification shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without the respective Investor’s written consent. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Convertible Note and any holder of any Note purchased under this Convertible Note at the time outstanding and each future holder of all such Notes.

(b) Neither this Convertible Note nor any rights that may accrue to the Investor hereunder (other than the Notes acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Convertible Note or a separate Convertible Note in substantially the same form as this Note Agreement, including with respect to the Purchase Price and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Convertible Note shall remain bound by its obligations under this Convertible Note in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Notes contemplated hereby.

(c) The Investor acknowledges that Peak may file a form of this Convertible Note with the SEC as an exhibit to a current or periodic report or a registration statement of Peak.

(d) The Investor acknowledges that Peak will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Note Agreement. Prior to the Closing, the Investor agrees to promptly notify Peak if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(e) Peak and the Investor are each entitled to rely upon this Convertible Note and each is irrevocably authorized to produce this Convertible Note or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All of the representations and warranties contained in this Convertible Note shall survive the Closing. All of the covenants and agreements made by each party hereto in this Convertible Note shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(g) This Convertible Note (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 19(d) and Section 19(e) with respect to the persons referenced therein, this Convertible Note shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Convertible Note shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Convertible Note shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Convertible Note shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Convertible Note and the transactions contemplated hereby, whether or not such transactions are consummated.

(k) This Convertible Note may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Convertible Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Note Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Note Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS CONVERTIBLE NOTE AND THE DOCUMENTS REFERRED TO IN THIS CONVERTIBLE NOTE AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS CONVERTIBLE NOTE OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 19(m) OF THIS CONVERTIBLE NOTE OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS CONVERTIBLE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS CONVERTIBLE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONVERTIBLE NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS CONVERTIBLE NOTEBY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 19(n).

20. Non-Reliance and Exculpation. Each Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Peak and any of its affiliates, any control persons, officers, directors, employees, partners, agents, representatives, legal counsel, financial advisors or accountants), other than the statements, representations and warranties of Peak expressly contained in Section 15 of this Note Agreement, in making its investment or decision to invest in Peak. The Investor acknowledges and agrees that none of the other Investors pursuant to this Convertible Note related to the private placement of the Notes (including the other Investors’ respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Peak shall be liable to the Investor, or to any other Investor, pursuant to this Convertible Note related to the private placement of the Notes, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes.

21. Press Releases. Peak shall, by 9:00 a.m., New York City time, on the second business day immediately following the date of this Note Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the terms of this Convertible Note(excluding information specific to the individual Investors, except to the extent required by law), and any other material, non-public information that Peak, or any of its officers, employees or agents on behalf of Peak, has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Peak or any of its affiliates, and, to the knowledge of Peak, the Investor shall not be in possession of any material, non-public information received from Peak or any of its officers, directors, employees or agents. All press releases or other public communications relating to the transactions contemplated hereby between Peak and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) Peak, and (ii) the Investor to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name or any trademark owned by the Investor, its affiliates or its investment advisers. The restriction in this Section 21 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

22. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Peak, to:

Peak Bio, Inc.

4900 Hopyard Road, Suite 100

Pleasanton, California 94588

Attention: Board Chairman

Hoyoung.Huh@Peak-Bio.com,

Steve.LaMond@Peak-bio.com

(Signature Page Follows)

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration, or notice of any other kind except as expressly provided in the Note Agreement.

PEAK BIO, INC.

By:	Stephen LaMond, PharmD, MBA
Title:	Interim CEO

AGREED AND ACKNOWLEDGED:

HOLDER:

EXHIBIT A

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) by and among (i) PEAK BIO, INC., a Delaware corporation (the “Company”), and (ii)         (the “Lender”) is made as of this     day of July, 2024.

A. The Lender has extended a term loan facility to the Company and the Company has issued a promissory note in the original principal amount of $      (the “Note”) to the Lender to evidence its obligations thereunder.

B. As a condition to the closing on the loan, the Company Entities have agreed to grant a security interest in the Collateral (defined below).

NOW, THEREFORE, in consideration of the covenants and mutual considerations provided in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

1. Security.

(a) Grant of Security Interest. As security for the payment and performance of all of the Company’s indebtedness and obligations arising under the Note and any renewals, modifications, and extensions thereof (collectively, the “Obligations”), each of the Company Entities hereby assigns and grants to the Lender a continuing lien on and security interest in the following collateral (the “Collateral”):

(b)  all of the Company Entities’ assets, including, without limitation, all fixtures and personal property of every kind and nature including all accounts, goods, documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights, licenses or rights to the payment of money; and

(c) all Trademarks, Copyrights, Patents (including licenses and contracts related thereto), Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the foregoing. As used in this Agreement, (i) “Proceeds” means “proceeds” as such term is defined in Section 9-102 of the Uniform Commercial Code (“UCC”) as in effect in the State New York, or as in effect in any other jurisdiction to the extent the perfection, or the effect of perfection or non-perfection, of Lender’s security interests in any Collateral or the availability of any remedy hereunder is governed by the UCC or any other applicable law as in effect on or after the date hereof in such other jurisdiction and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto; (ii) “Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby; (iii) “Copyrights” means works of authorship (whether or not copyrightable, including all software, whether in source code or object code format) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing; and (iv) “Patents” means patents, registrations, invention disclosures, and patent applications, including divisionals, provisionals, continuations, continuations-in-part, renewals, supplementary protection certificates, extensions, reissues and reexaminations thereof, and all patents that may issue on such applications.

The Company Entities shall execute and deliver to the Lender any agreements, documents and instruments upon request to evidence, perfect or protect his lien and security interest in the Collateral hereunder and shall deliver to the Lender all items of which he must receive possession to obtain a perfected security interest. The Company Entities hereby authorize the Lender to file all financing statements and amendments to financing statements describing the Collateral in any filing office. A reproduction or copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

2. Rights and Remedies on Default. In addition to all other rights and remedies granted to the Lender under this Agreement, the Lender may, upon the occurrence of a default by the Company under any Note (a “Default”), exercise any other rights granted to him under the New York UCC and any other applicable law. The Company hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. The Company Entities covenant and agree not to interfere with or impose any obstacle to the Lender’s exercise of his rights and remedies with respect to the Collateral, after the occurrence of a default hereunder or under any Note. The Lender shall have the right to proceed against all or any portion of the Collateral in any order and may apply such Collateral to the liabilities and obligations of the Company to the Lender in any order. All rights and remedies granted to the Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Lender may proceed with any number of remedies at the same time until all Obligations of the Company to the Lender are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and the Lender, upon the occurrence of a Default, may proceed against the Company, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

3. Power of Attorney. Upon a Default, the Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Company Entities (without requiring him to act as such) with full power of substitution to execute in the name of the Company Entities, schedules, assignments, instruments, documents and statements that the Company Entities are obligated to give the Lender hereunder or is necessary to perfect (or continue to evidence the perfection of such security interest and lien) and do such other and further acts and deeds in the name of the Company Entities that the Lender may reasonably deem necessary or desirable to enforce the Lender’s rights hereunder or perfect the Lender’s security interests and liens in the Collateral.

4. Release of the Company Entities. The security granted under this Section 1 shall terminate and be released when the Obligations have been indefeasibly paid in full in cash, converted to shares per or otherwise performed in full. Upon such release of the Obligations hereunder, the Lender will promptly return any Collateral to the Company Entities and shall promptly execute and deliver all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Company Entities, and to evidence or document the release of the Lender’s interests arising under this Section 1 as reasonably requested by the Company Entities.

5. Representations and Warranties. Each Company Entity hereby represents and warrants as follows: (a) such Company Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to perform the transactions contemplated hereby; and (b) this Agreement has been duly executed and delivered by such Company Entity and constitutes the valid and binding obligation of such Company Entity enforceable against such Company Entity in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and equitable principles of general application (whether applied in a proceeding at law or equity).

6. Miscellaneous.

(a) The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto. The parties agree that no other person is intended to be a beneficiary of this Agreement.

(b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

(c) This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by all of the parties.

(d) The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may reasonably necessary or convenient to carry out the transactions contemplated hereby.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

(g) In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(h) No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by any other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, or otherwise afforded to any party, shall be cumulative and not alternative.

(i) The Company agrees to pay on demand all reasonable costs and expenses incurred by or on behalf of the Lender (including, without limitation attorneys’ fees and expenses) in enforcing the obligations of the Company Entities under this Agreement.

(j) Each of the parties agrees to keep secret and confidential and shall not disclose any terms or conditions of this Agreement to anyone except to its own advisors and representatives who are actually engaged in the transactions prescribed by the Agreement and except as needed to obtain any consents and waivers required hereby. The existence of this Agreement is considered confidential information.

(k) Time is of the essence in the performance of obligations of the parties hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day first written above.

Company:

PEAK BIO, INC.

By:
Name:	Stephen LaMond, PharmD, MBA
Title:	Interim CEO
Date:

Lender:

Name:
Attn:
By:
Date: